Exhibit 10.4

Equity Treatment Agreement
This Equity Treatment Agreement (“ETA”) is made effective September 20, 2017, by and between Dara Khosrowshahi (“DK”) and Expedia, Inc., a Delaware corporation (“Expedia”). Capitalized terms used in this ETA that are not defined shall have the meanings set forth in Expedia’s Fourth Amended and Restated 2005 Stock and Annual Incentive Plan (as amended from time to time, the “Plan”).
For good and valuable consideration, DK and Expedia Agree as follows:
1.Set forth below is a true and complete statement of the vested and unvested Options that DK holds as of the date of the ETA, prior to giving effect to the forfeiture described in Section 2(a) below.
(a) Unvested Options

Annual Review Options
o “Unvested 2014 ARO” ▪ Option for 50,000 Shares ▪ $78.52/Share exercise price ▪ Vests February 26, 2018 ▪ Expires February 26, 2021	o “Unvested 2015 ARO” ▪ Option for 125,000 Shares ▪ $91.75/Share exercise price ▪ 50% vests February 27, 2018 ▪ 50% vests February 27, 2019 ▪ Expires February 27, 2022
2015 LTI Options
o “2015 SBO” ▪ Option for 1,600,000 Shares ▪ $95.00/Share exercise price ▪ 50% vests March 31, 2018 ▪ 50% vests March 31, 2020 ▪ Expires March 31, 2022	o “2015 PBO” ▪ Option for 1,100,000 Shares ▪ $95.00/Share exercise price ▪ Vests September 30, 2020 if price goal met ▪ Expires March 31, 2022
(b) Vested Options

o	Option for 72,383 Shares; $18.63/Share strike; expiring March 1, 2018

o	Option for 300,000 Shares; $56.99/Share strike; expiring July 31, 2019

o	Option for 200,000 Shares; $65.75/Share strike; expiring March 13, 2020

o	Option for 150,000 Shares; $78.52/Share strike; expiring February 26, 2021

o	Option for 125,000 Shares; $91.75/Share strike; expiring February 27, 2022

2.Treatment of Unvested Options
a.    Effective on the date of this ETA, DK forfeits (i) the 2015 SBO, and (ii) a portion of the 2015 PBO corresponding to 780,000 Shares.
b.    The Unvested 2014 ARO and the Unvested 2015 ARO shall remain outstanding and shall vest according to the existing vesting schedules set forth in Section 1(a) of this ETA, subject to DK’s continued service as a member of the Board through the applicable vesting dates; provided that DK shall forfeit any then unvested portion of the Unvested 2014 ARO and the Unvested 2015 ARO if he ceases to be a member of the Board prior to the applicable vesting date for any reason. Notwithstanding the foregoing, the Unvested 2014 ARO and the Unvested 2015 ARO shall vest in full upon a Change in Control, subject to DK’s continued service as a member of the Board through the date of the Change in Control.
c.    A portion of the 2015 PBO corresponding to 320,000 Shares (the “Retained 2015 PBO”) shall remain outstanding and, subject to DK’s continuous service as a member of the Board through September 30, 2020, the Retained 2015 PBO shall vest and become exercisable on September 30, 2020 if the average closing price of a Share during (x) the period commencing October 1, 2019 through September 30, 2020, or (y) the period commencing April 1, 2020 through September 30, 2020 equals or exceeds $170 (subject to equitable adjustment in the case of an adjustment pursuant to Section 3(d) of the Plan); provided that DK shall forfeit the Retained 2015 PBO if he ceases to be a member of the Board prior to September 30, 2020 for any reason. Notwithstanding the foregoing, the Retained 2015 PBO shall vest in full upon (i) a Change in Control or (ii) the acquisition for cash by Liberty Expedia Holdings, Inc. or any of its Affiliates of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 100% of the Outstanding Company Voting Securities, subject to DK’s continued service as a member of the Board through the date of such event.
3.Exercise of Vested Options. DK may exercise any vested Options until the earlier of (a) one year following the date that DK ceases to be a member of the Board, and (b) the applicable expiration date of such Option. The exercise of any vested Options by DK may, at the election of DK, be settled on a net basis with a number of shares withheld having a Fair Market Value on the date of exercise of each such Option sufficient to cover in full both the exercise price and withholding taxes then due.
4.Share Ownership. DK agrees that until the date of DK’s departure from the Board, DK shall retain “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a minimum of 287,715 Shares, exclusive of Shares underlying Options.
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IN WITNESS WHEREOF, as of the date first above written, Expedia has caused this Agreement to be executed on its behalf by a duly authorized officer and DK has hereunto set his hand.

EXPEDIA, INC.

By: /s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Executive Vice President, General Counsel and Secretary

By: /s/ Dara Khosrowshahi
DARA KHOSROWSHAHI

[Signature Page to Equity Treatment Agreement]